UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2019

ORBITAL TRACKING CORP.

(Exact name of the registrant as specified in its charter)

Nevada	000-25097	65-0783722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18851 N.E. 29th Ave., Suite 700, Aventura, FL 33180

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (305) 560-5355

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry Into a Material Definitive Agreement

On January 14, 2019, under the terms of a Securities Purchase Agreement, we issued a Convertible Promissory Note in the amount of $65,000 (the “Note”) to Power Up Lending Group Ltd. (“Power Up”). The Note bears interest at a rate of twelve percent (12%) per year, and is due one (1) year from the date of issue. Beginning 180 days from the issue date, the Note is convertible to our common stock at a price equal to 61% of the Market Price, which is defined as the lowest trading price for our common stock during the 15 trading days prior to the conversion notice. Conversions under the Note are limited such that the holder may not convert the Note to the extent that the number of shares of common stock issuable upon the conversion would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our outstanding shares of common stock.

In the event of any default, the Note will bear interest at a rate of 22% per year. The Note may be pre-paid at a premium for the first 150 days after issue, with the pre-payment amount ranging from 115% of the balance to 140% of the balance. After 150 days from issue, pre-payment of the Note is not allowed.

The foregoing is a summary of the material terms of the Note. The Note contains additional terms and covenants and should be reviewed in its entirety for additional information.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01, above, is incorporated herein by reference. The issuance of the Note to Power Up was exempt from registration under Rule 506(b) of Regulation D under the Securities Act.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement dated January 14, 2019
10.2	Convertible Promissory Note dated January 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

ORBITAL TRACKING CORP.

Date: January 17, 2019	By:	/s/ David Phipps
David Phipps
President and Chief Executive Officer